STOCK OPTION AWARD AGREEMENT
2002

1995 Equity Incentive Plan
[Price of $1.50 per share]

THIS AGREEMENT is made and entered into between Klaus von Hörde ("Mr. von Hörde") and MEMC Electronic Materials, Inc. (the "Company") as of the Retirement Date as defined in the Retirement Agreement between Mr. von Hörde and Company.

WHEREAS, the Company has adopted and maintains the MEMC Electronic Materials, Inc. 1995 Equity Incentive Plan (the "Plan") to promote the interests of the Company and its stockholders by providing the Company's key employees and others with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to Mr. von Hörde a NON-QUALIFIED STOCK OPTION (the "Option") with respect to 20,000 shares of Common Stock of the Company.

2. Grant Date. The Grant Date of the Option hereby granted is as of the Retirement Date.

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. All capitalized terms used herein shall have the meaning given to such terms in the Plan.

4. Exercise Price. The exercise price of each share underlying the Option hereby granted is $1.50.

5. Vesting Date. The Option shall become vested and exercisable as of the Retirement Date.

6. Expiration Date. Subject to the provisions of the Plan, with respect to any Option or any portion thereof which has become exercisable, the Option shall expire three years after the Retirement Date. If during such three year period Mr. von Hörde dies, Mr. von Hörde's legal representative or beneficiary may exercise Mr. von Hörde's Option(s) during the remaining time of the three year period.

7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

8. Limitation on Transfer. During the lifetime of Mr. von Hörde, the Option shall be exercisable only by Mr. von Hörde. The Option shall not be assignable or transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Mr. von Hörde may request authorization from the Committee to assign his rights with respect to the Option granted herein to a trust or custodianship, the beneficiaries of which may include only Mr. von Hörde, Mr. von Hörde's spouse or Mr. von Hörde's lineal descendants (by blood or adoption), and, if the Committee grants such authorization, Mr. von Hörde may assign his rights accordingly. In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations, and responsibilities as apply to Mr. von Hörde under the Plan and this Stock Option Award Agreement and shall be entitled to all the rights of Mr. von Hörde under the Plan.

9. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

11. Participant Acknowledgment. By accepting this grant, Mr. von Hörde acknowledges receipt of a copy of the Plan, and acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive.

MEMC ELECTRONIC MATERIALS, INC.

By: /s/ Margaret B. Stonum

Name: Margaret B. Stonum Title: Director, Employee Relations
/s/ Klaus R.von Hörde

Name: Klaus R. von Hörde